Exhibit 99.1

BED BATH & BEYOND INC. REPORTS RESULTS FOR

FISCAL YEAR ENDED FEBRUARY 28, 2009

•      Net Earnings per Diluted Share of $.55 for Q4; $1.64 for Full Year

•      Quarterly Comparable Store Sales Decrease by 4.3%

•      Quarterly Net Sales Decrease by 0.5%

UNION, New Jersey, April 7, 2009 — Bed Bath & Beyond Inc. today reported net earnings of $.55 per diluted share ($141.4 million) in the fiscal fourth quarter ended February 28, 2009, compared with net earnings of $.66 per diluted share ($172.9 million) in the same quarter a year ago.  Net sales for the fiscal fourth quarter of 2008 were approximately $1.923 billion, a decrease of approximately 0.5% from net sales of approximately $1.933 billion reported in the fiscal fourth quarter of 2007.  Comparable store sales in the fiscal fourth quarter of 2008 decreased by approximately 4.3%.

Net earnings for the fiscal year ended February 28, 2009 were $1.64 per diluted share ($425.1 million), compared with net earnings per diluted share of $2.10 ($562.8 million) a year ago.  Net sales for fiscal 2008 were approximately $7.208 billion, an increase of approximately 2.3% from the prior fiscal year.  Comparable store sales for fiscal 2008 decreased by approximately 2.4%.

As of February 28, 2009, the Company had a total of 1,037 stores, including 930 Bed Bath & Beyond stores (9 of which were opened during the fiscal fourth quarter, including a fourth store in Canada) in 49 states, the District of Columbia, Puerto Rico and Canada, 52 Christmas Tree Shops stores (4 of which were opened during the fiscal fourth quarter), 15 buybuy BABY stores (4 of which were opened in the fiscal fourth quarter), and, after the closing of 1 store, 40 stores under the names of Harmon or Harmon Face Values. Consolidated store space as of February 28, 2009 was approximately 32.1 million square feet. Since the beginning of the fiscal first quarter on March 1, 2009, 1 additional Bed Bath & Beyond store and 1 additional buybuy BABY store have been opened.  In addition, the Company is in a joint venture which operates 2 stores in Mexico under the name “Home & More.”

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Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is a chain of retail stores, operating under the names of Bed Bath & Beyond, Christmas Tree Shops, Harmon, Harmon Face Values and buybuy BABY.  Through a joint venture, the Company also operates retail stores in Mexico under the name “Home & More.”  The Company sells a wide assortment of merchandise principally including domestics merchandise and home furnishings as well as food, giftware, health and beauty care items and infant and toddler merchandise.  Shares of Bed Bath & Beyond Inc. are traded on NASDAQ under the symbol “BBBY” and are included in the Standard and Poor’s 500 and Global 1200 Indices and the NASDAQ-100 Index.  The Company is counted among the Fortune 500 and the Forbes 2000.

This press release may contain forward-looking statements.  Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, estimate, assume, continue, project, plan, and similar words and phrases.  The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors that may be outside the Company’s control. Such factors include, without limitation: general economic conditions including the housing market, fuel costs, and a declining overall macroeconomic environment; changes in the retailing environment and consumer preferences and spending habits; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; unusual weather patterns; competition from existing and potential competitors; competition from other channels of distribution; pricing pressures; the cost of labor, merchandise and other costs and expenses; the ability to find suitable locations at acceptable occupancy costs to support the Company’s expansion program; the impact of failed auctions for auction rate securities held by the Company; and matters arising out of or related to the Company’s stock option grants and procedures and related matters, including any tax implications relating to the Company’s stock option grants.  The Company does not undertake any obligation to update its forward-looking statements.  The SEC Division of Enforcement has concluded its inquiry with respect to matters arising out of and related to the Company’s historical stock option grants and procedures and related matters and has advised the Company that the Division is recommending no enforcement action be taken related to this matter.

INVESTOR CONTACTS:

Kenneth C. Frankel	(908) 855-4554
Lisa S. Kaplowitz	(908) 855-4083

(Tables Follow)

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	February 28,	March 1,	February 28,	March 1,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)

Net sales	$1,923,274	$1,933,186	$7,208,340	$7,048,942

Cost of sales	1,138,216	1,134,088	4,335,104	4,123,711

Gross profit	785,058	799,098	2,873,236	2,925,231

Selling, general and administrative expenses	553,776	539,656	2,199,340	2,087,209

Operating profit	231,282	259,442	673,896	838,022

Interest income	540	5,635	9,412	27,210

Earnings before provision for income taxes	231,822	265,077	683,308	865,232

Provision for income taxes	90,444	92,156	258,185	302,424

Net earnings	$141,378	$172,921	$425,123	$562,808

Net earnings per share - Basic	$0.55	$0.67	$1.66	$2.13
Net earnings per share - Diluted	$0.55	$0.66	$1.64	$2.10

Weighted average shares outstanding - Basic	256,130	258,075	256,410	264,824
Weighted average shares outstanding - Diluted	258,062	260,852	258,619	268,409

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	February 28,	March 1,
	2009	2008
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$668,209	$224,084
Short term investment securities	2,000	—
Merchandise inventories	1,642,339	1,616,981
Other current assets	250,251	238,646

Total current assets	2,562,799	2,079,711

Long term investment securities	221,134	326,004
Property and equipment, net	1,148,435	1,121,906
Other assets	336,475	316,472

	$4,268,843	$3,844,093

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$514,734	$570,605
Accrued expenses and other current liabilities	247,508	258,989
Merchandise credit and gift card liabilities	165,621	171,252
Current income taxes payable	25,105	13,266

Total current liabilities	952,968	1,014,112

Deferred rent and other liabilities	227,209	192,778
Income taxes payable	88,212	75,375

Total liabilities	1,268,389	1,282,265

Total shareholders’ equity	3,000,454	2,561,828

	$4,268,843	$3,844,093

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended
	February 28,	March 1,
	2009	2008
	(unaudited)
Cash Flows from Operating Activities:

Net earnings	$425,123	$562,808
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	175,601	157,770
Amortization of bond premium	—	1,538
Stock-based compensation	43,708	43,755
Tax benefit from stock-based compensation	(1,183)	2,719
Deferred income taxes	(22,325)	2,315
Other	476	—
(Increase) decrease in assets, net of effect of acquisition:
Merchandise inventories	(25,358)	(96,673)
Trading investment securities	(17)	(3,020)
Other current assets	(3,065)	(16,217)
Other assets	(954)	529
(Decrease) increase in liabilities, net of effect of acquisition:
Accounts payable	(40,863)	(31,764)
Accrued expenses and other current liabilities	(13,301)	15,774
Merchandise credit and gift card liabilities	(5,631)	24,430
Income taxes payable	24,676	(74,530)
Deferred rent and other liabilities	27,083	25,102

Net cash provided by operating activities	583,970	614,536

Cash Flows from Investing Activities:

Redemption of held-to-maturity investment securities	—	494,526
Purchase of available-for-sale investment securities	—	(1,495,155)
Redemption of available-for-sale investment securities	107,550	1,546,430
Capital expenditures	(215,859)	(358,210)
Investment in unconsolidated joint venture, including fees	(4,786)	—
Payment for acquisition, net of cash acquired	—	(85,893)

Net cash (used in) provided by investing activities	(113,095)	101,698

Cash Flows from Financing Activities:

Proceeds from exercise of stock options	17,650	22,672
Excess tax benefit from stock-based compensation	3,652	5,990
Repurchase of common stock, including fees	(48,052)	(734,193)

Net cash used in financing activities	(26,750)	(705,531)

Net increase in cash and cash equivalents	444,125	10,703

Cash and cash equivalents:
Beginning of period	224,084	213,381
End of period	$668,209	$224,084